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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 3 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2001

Avant! Corporation
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	94-2347624 (I.R.S. Employer Identification Number)

46871 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 413-8000

Item 4. Changes in Registrant's Certifying Accountant

(a)(i)	Effective April 13, 2001, the Company dismissed KPMG LLP as the Company's independent accountants.
(ii)
The reports of KPMG LLP on the Company's consolidated financial statements for the fiscal years ended December 31, 2000 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
(iii)	The Audit Committee of the Board of Directors approved the dismissal on April 13, 2001.
(iv)
In connection with the Company's audits for its two most recent fiscal years, the Company has had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the consolidated financial statements of the Company for such years.
(v)	During the Company's two most recent fiscal years, the Company has had no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.
(vi)	The Company has requested that KMPG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.
(b)(i)	The Company has engaged PricewaterhouseCoopers LLP as its new independent accountants effective April 13, 2001.

During the Company's two most recent fiscal years and through the date of this report, the Company has not consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits

None

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT! CORPORATION
By:	/s/ Viraj J. Patel Name: Viraj J. Patel Title: Head of Finance
April 20, 2001

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  Item 4. Changes in Registrant's Certifying Accountant
  Item 7. Financial Statements and Exhibits
SIGNATURES